Exhibit 10.2

ALLEGRO MICROSYSTEMS, INC. DEFERRED COMPENSATION PLAN

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.
Purpose and Effective Date. The purpose of this Plan (as defined below) is to provide the non-employee members of the Board of Directors (the “Board”) of Allegro MicroSystems, Inc., a Delaware corporation, and its successors (the “Company”) with an opportunity to defer payment of all or a portion of their Eligible Director Compensation (as defined below). The Plan shall be effective as of January 1, 2026 (the “Effective Date”).

2.
Definitions. The following terms shall have the meanings given in this section unless a different meaning is clearly implied by the context:

(a)
“Common Stock” means the common stock of the Company.

(b)
“Compensation Committee” means the Compensation Committee of the Board.

(c)
“Deferral Election Form” means an election form (whether in a paper, electronic, online or other format), in a form approved by the Plan Administrator, to be provided to directors by the Plan Administrator, pursuant to which they may elect to defer Eligible Director Compensation under this Plan.

(d)
“Deferred Compensation Account” means an account maintained for each director who makes a deferral election as described in Section 4.

(e)
“Deferred Stock Unit” means a Stock Unit that is received by a participant pursuant to this Plan and provides for the deferred receipt of compensation.

(f)
“Director Compensation” means the compensation payable to a director for his or her service as a director in the applicable Plan Year.

(g)
“Disability” shall have the same meaning as defined in the Equity Plan as in effect on the Effective Date.

(h)
“Eligible Director Compensation” means such portion of Director Compensation that the Board designates on an approved Deferral Election Form as eligible for deferral under this Plan.

(i)
“Equity Plan” means the Allegro MicroSystems, Inc. 2020 Omnibus Incentive Compensation Plan, as amended, and any successor or replacement plan as in effect from time to time.

(j)
“Fair Market Value” means “Fair Market Value” as defined in the Equity Plan.

(k)
“Plan” means the Allegro MicroSystems, Inc. Deferred Compensation Plan for Non-Employee Directors.

(l)
“Plan Year” means a calendar year.

(m)
“Plan Administrator” means the Compensation Committee or its designee. As of the Effective Date, the Compensation Committee hereby designates the Retirement Committee of Allegro MicroSystems, LLC, a wholly owned subsidiary of the Company, as the Plan Administrator with respect to the day-to-day operation of the Plan, which designation may be revoked by the Compensation Committee at any time in its sole discretion.

(n)
“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended.

(o)
“Separation from Service” means a “separation from service” within the meaning of Section 409A.

(p)
“Stock Award” means a fully vested award of Common Stock granted to a director for serving as a member of the Board.

(q)
“Stock Unit” means an economic unit equal in value to one share (or fraction thereof) of Common Stock.

3.
Eligibility. All members of the Board who are eligible to receive Director Compensation, are residents of the United States and are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.
Election to Defer Director Compensation.

(a)
Manner and Amount of Deferral Election. A participant may elect to defer receipt of his or her Eligible Director Compensation by giving written notice or equivalent online signature notice on a Deferral Election Form specifying the deferral. A participant’s election to defer is irrevocable and may not be changed, except as may be provided in the election form.

(b)
Time of Election. Elections to defer the Eligible Director Compensation shall be made at the following times:

(i)
A director may elect to defer Eligible Director Compensation at such time or times during the calendar year as permitted by the Plan Administrator.

(ii)
A nominee for election to director (who is not at the time of nomination a sitting director and was not previously eligible to participate in this Plan) may, if permitted by the Plan Administrator, elect to defer Eligible Director Compensation no later than 30 days after the date of the director’s commencement of services as a director. Such deferral election shall be effective for Eligible Director Compensation, following the later of (A) the date of the director’s commencement of services as a director, and (B) the date an irrevocable election form is filed with the Company.

(c)
Duration of Deferral Election. Unless otherwise permitted by the Plan Administrator and specified in an applicable deferral election form, a deferral election will only apply to one Plan Year, and a participant must make a new deferral election with respect to each Plan Year that the participant decides to defer Eligible Director Compensation. The Plan Administrator may provide pursuant to the terms of an approved Deferral Election Form that such deferral election shall carry forward from year-to-year and continue to apply to Eligible Director Compensation for subsequent years, in each case as specified in the applicable Deferral Election Form.

5.
Deferred Compensation Accounts. The Company shall establish on its books and records a Deferred Compensation Account with sub accounts for each participant, as provided below.

(a)
Crediting of Eligible Director Compensation. Deferred Eligible Director Compensation, if applicable, shall be credited to the participant’s Deferred Compensation Account in the form of Deferred Stock Units effective on the date it would otherwise have been paid or granted, or the last day of the period for which Director Compensation would have been earned in arrears, as applicable. On such effective date, the Company shall credit to the Deferred Compensation Account with a number of

Deferred Stock Units equal to the Eligible Director Compensation that was deferred. With respect to deferred cash compensation, the number of Deferred Stock Units will be equal to (i) the portion of the cash compensation that the participant elected to defer, divided by (ii) the Fair Market Value of a share of Common Stock on such effective date. Fractional Deferred Stock Units will be credited to a participant’s account and will be distributed to the participant in cash at distribution based on the Fair Market Value of a share of Common Stock on the date of distribution. A participant will be fully vested in each Deferred Stock Unit, whether it relates to deferred cash compensation or deferred Stock Awards.

(b)
Dividend Equivalents. Each Deferred Stock Unit credited to a participant’s Deferred Compensation Account shall carry with it a right to receive dividend equivalents in respect of the share of Common Stock underlying such Deferred Stock Unit. Dividend equivalents shall be deemed reinvested in additional Deferred Stock Units (which may include fractional units) on the applicable dividend payment date based on the number of Deferred Stock Units, whether vested or unvested, held in the director’s Deferred Compensation Account on the applicable Company record date and the Fair Market Value of the Common Stock on the dividend payment date. The dividend equivalent right associated with a Deferred Stock Unit shall remain outstanding until the delivery to the participant of the share of Common Stock underlying such Deferred Stock Unit.

(c)
Adjustment of Deferred Stock Units. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date, the Plan Administrator will make appropriate adjustments to (i) the number and kind of shares of Common Stock for which Deferred Stock Units are outstanding, and (ii) the number of Deferred Stock Units credited to each participant’s Deferred Compensation Account.

6.
Payment of Deferred Compensation.

(a)
Distributions. Payment from the Deferred Stock Units shall be made in one lump sum on the earliest to occur of:

(i)
within 90 days following the participant’s Separation From Service;

(ii)
within 90 days following the participant’s Disability; and

(iii)
the participant’s death.

Notwithstanding anything to the contrary in the Plan, if on the date of the participant’s Separation from Service, the participant is a “specified employee” within the meaning of Section 409A, the payment will occur on the later to occur of (x) the scheduled distribution date and (y) the first day of the seventh month following the date of the participant’s Separation from Service or, if earlier, the date of the participant’s death.

(b)
Medium of Payment. Payments from the Deferred Compensation Account shall be made in whole shares of Common Stock for each whole Deferred Stock Unit, and in cash for any fractional Deferred Stock Unit; provided, that, the Company may choose in its discretion to pay the participant cash in lieu of all or a portion of the shares of Common Stock. Deferred Stock Units issued to and shares of Common Stock paid to participants under the Plan shall be issued and paid from the Equity Plan.

7.
Unfunded Promise to Pay; No Segregation of Funds or Assets. Nothing in this Plan shall require the segregation of any assets of the Company or any type of funding by the Company, it being the intention of the parties that the Plan be an unfunded arrangement for federal income tax purposes. No participant shall have any rights to or interest in any specific assets or shares of Common Stock by reason of the Plan, and any participant’s rights to enforce payment of the obligations of the Company hereunder shall be those of a general creditor of the Company.

8.
Nonassignability; Beneficiary Designation. The right of a participant to receive any unpaid portion of the participant’s Deferred Compensation Account shall not be assigned, transferred, pledged or encumbered or subjected in any manner to alienation or anticipation. However, in the event of a participant’s death, the Company will pay the unpaid portion of the participant’s Deferred Compensation Account to the participant’s designated beneficiaries. If the participant fails to complete a valid beneficiary designation, the participant’s beneficiary will be his or her estate.

9.
Administration. The Plan will be administered under the supervision of the Plan Administrator. The Plan Administrator will prescribe guidelines and forms, which may include online or electronic forms, for the implementation and administration of the Plan, interpret the terms of the Plan, and make all other substantive decisions regarding the operation of the Plan. The Plan Administrator’s decisions in its administration of the Plan are conclusive and binding on all persons.

10.
Construction. The Plan is intended to comply with Section 409A and any regulations and guidance thereunder and shall be interpreted and operated in accordance with such intent. Notwithstanding anything to the contrary in the Plan, neither the Company, its affiliates, the Board, nor the Compensation Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A, and neither the Company, its affiliates, the Board, nor the Compensation Committee will have any liability to any participant for such tax or penalty. The laws of the State of Delaware shall govern all questions of law arising with respect to the Plan, without regard to the choice of law principles of any jurisdiction, except where the laws governing the Plan are preempted by the laws of the United States. The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1943, as amended, pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted. This document constitutes the entire Plan and supersedes any prior oral or written agreements on the subject matter hereof.

11.
Claw-back. All awards of Deferred Stock Units under the Plan will be subject to mandatory repayment by the participant to the Company to the extent the participant is, or in the future becomes, subject to any Company or affiliate “claw-back” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule, regulation or otherwise, or any law, rule, or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

12.
Amendment and Termination. The Board may amend, suspend, or terminate the Plan at any time and for any reason. No amendment, suspension, or termination will, without the consent of the participant, materially impair rights or obligations under any Deferred Stock Units previously awarded to the participant under the Plan, except as provided below. The Board may terminate the Plan and distribute the Deferred Compensation Accounts to participants in accordance with and subject to the rules of Treas. Reg. Section 1.409A-3(j)(4)(ix), or successor provisions, and any generally applicable guidance issued by the U.S. Internal Revenue Service permitting such termination and distribution.